UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

Dayforce, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38467	46-3231686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, MN		55425
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 853-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	DAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

On February 29, 2024, Dayforce, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, as borrower, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Lenders (the senior secured credit facilities provided thereunder, the “New Senior Secured Credit Facilities”).

The New Senior Secured Credit Facilities consist of (i) senior secured term loan facilities in an aggregate principal amount of $650.0 million (the “Senior Secured Term Loan Facility”) and (ii) a senior secured revolving credit facility in an aggregate principal amount of $350.0 million (the “Senior Secured Revolving Credit Facility”). The loans under the Senior Secured Term Loan Facility mature on March 1, 2029, and the loans under the Senior Secured Revolving Credit Facility mature on March 1, 2031. The New Senior Secured Credit Facilities are guaranteed by all of the Company’s wholly-owned U.S. restricted subsidiaries (subject to customary exceptions) (the “Guarantors”) and are secured by a lien on substantially all of assets of the Company and the Guarantors, including fixed assets and intangibles, subject to customary exceptions (the “Collateral”).

The Senior Secured Term Loan Facility is subject to amortization of principal, payable in equal quarterly installments on the last day of each fiscal quarter, commencing on September 30, 2024, with 0.25% of the aggregate principal amount of all initial term loans outstanding at closing to be payable each quarter prior to the maturity date of the Senior Secured Term Loan Facility. The remaining initial aggregate principal amount will be payable at the maturity date of the Senior Secured Term Loan Facility.

The Senior Secured Term Loan Facility bears interest at rates based upon, at the option of the Company, either (i) an alternate base rate (tied to the greater of (a) the US prime rate, (b) the federal funds effective rate plus 0.50% and (c) the adjusted term secured overnight financing rate for a one month interest period plus 1.00%), plus an applicable percentage of 1.50% or (ii) the term secured overnight financing rate for an interest period of one, three or six months or, in certain circumstances, a shorter or longer period, plus an applicable percentage of 2.50%.

The Senior Secured Revolving Credit Facility bears interest at rates based upon, at the option of the Company, either (i) the base rate or the Canadian prime rate, as applicable, plus an applicable percentage of between 1.25% and 1.75% per annum, depending on the consolidated first lien leverage ratio of the Company or (ii) the Term SOFR rate or the CORRA rate plus an applicable percentage of between 2.25% and 2.75% per annum, depending on the consolidated first lien leverage ratio of the Company.

The Company will be required to pay a fee with respect to the unused commitments under the Senior Secured Revolving Credit Facility in an amount of between 0.25% and 0.50% per annum depending on the consolidated first lien leverage ratio of the Company.

The Company will have the right to prepay the loans outstanding under the New Senior Secured Credit Facilities without premium or penalty (subject to customary benchmark rate breakage costs), except that any prepayment or amendment resulting in a repricing transaction prior to the date that is six months after the closing date of the New Senior Secured Credit Facilities will be subject to a 1.00% fee.

The Company will be required to prepay the loans under Senior Secured Term Loan Facility with, among other things, proceeds of asset sales, excess cash flow and/or proceeds of debt under certain circumstances.

Under the Credit Agreement governing the New Senior Secured Credit Facilities, the Company and the Guarantors are subject to customary affirmative and negative covenants, and events of default for facilities of this type (with customary grace periods, as applicable, and lender remedies).

The Credit Agreement governing the New Senior Secured Credit Facilities will include a “financial” covenant for the benefit of the lenders under the Senior Secured Revolving Credit Facility that will require the Company to maintain a first lien net leverage ratio of not greater than 7.25:1.00 on the last day of any fiscal quarter on which the outstanding amount of revolving loans and certain letters of credit exceeds 35% of the total revolving credit commitment.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is included as Exhibit 10.1 hereto and is incorporated by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The Credit Agreement replaced the Company’s former revolving credit facility and the related credit agreement, dated as of April 30, 2018 (as subsequently amended, the “Former Credit Facility”), among the Company, as borrower, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent for the lenders party thereto. The Company repaid in full all outstanding obligations under the Former Credit Agreement, including the term loans made thereunder, on February 29, 2024 and terminated all commitments thereunder. No prepayment penalties were due in connection with such repayments.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1+	Credit Agreement, dated as of February 29, 2024, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Portions of this exhibit have been redacted in compliance with Instruction 6 to Item 1.01 of Form 8-K. The redacted information is both not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dayforce, Inc.

Date:	February 29, 2024	By:	/s/ Jeremy R. Johnson
Name: Jeremy R. Johnson
Title: Executive Vice President, Chief Financial Officer